                                  EXHIBIT 21

                        Subsidiaries of the Registrant


Parent
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Jefferson Savings Bancorp, Inc.

                                                   State or Other
                                                   Jurisdiction of                   Percentage
Subsidiaries (1)                                   Incorporation                     Ownership
----------------                                   ---------------                   ----------
Jefferson Heritage Bank                             United States                       100%
Jefferson Acquisition Co.                           Missouri                            100%


Subsidiaries of Jefferson Heritage Bank
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Jefferson Heritage Mortgage Company                 Texas                               100%
Jefferson Financial, Inc.                           Missouri                            100%
Jefferson Financial Corporation                     Texas                               100%
First Service Corporation, Inc.                     Texas                               100%
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_________________________
(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report on Form 10-K.